UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
____________

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2012

INFOBLOX INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

4750 Patrick Henry Drive Santa Clara, California	95,054
(Address of Principal Executive Offices)	(Zip Code)

(408) 625-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Infoblox Inc. (the “Company”) approved the Infoblox Bonus Plan-FY 2013 (“Bonus Plan”) for certain of the Company's executive officers and the Infoblox FY 2013 World Wide Sales Compensation Plan (“Commission Plan”) for Mark S. Smith, the Company's Executive Vice President, Worldwide Field Operations. In addition, the Committee approved target bonus amounts for each executive officer of the Company, including Robert D. Thomas, the Company's Chief Executive Officer ($327,250); Remo E. Canessa, Chief Financial Officer ($140,000); and Mr. Smith ($300,000).

Infoblox Bonus Plan - FY 2013

The Bonus Plan is designed to reward Company employees if the Company achieves certain on-target performance objectives on a quarterly basis. Under the Bonus Plan, participants are eligible to receive (i) up to four quarterly bonuses, each targeted at an amount equal to 20% of the participant's total annual on-target bonus amount, in each case based on attainment of quarterly performance objectives derived from the Company's financial plan and quarterly forecasts for revenue, cash flows generated or other financial measures, and (ii) one annual bonus targeted at an amount equal to 20% of the participant's total annual on-target bonus amount based on the attainment of a pre-determined employee retention goal. Quarterly performance objectives under the Bonus Plan are approved by the Committee on a quarterly basis, at the beginning of each quarter.

The actual bonus payment is the on-target bonus payment multiplied by a percentage (which may be more or less than 100% but shall not exceed 125%) that varies depending upon achievement of the applicable performance objectives. If results for the threshold level of performance required for a payout equal to 25% of on-target bonus amounts are not met, the funding level for the award for that quarter will be 0%, and participants will be paid no bonus payment for that quarter. Additional payouts funded at levels higher than 25% of the on-target bonus amount will be paid only if the level of performance required for the applicable payout was met or exceeded.

Infoblox FY 2013 World Wide Sales Compensation Plan

The Commission Plan is designed to reward Mr. Smith for attainment of the monthly and quarterly goals for product, support services and professional and training services bookings less holds, returns and other adjustments plus releases of outstanding holds and other adjustments (“Adjusted Bookings”).

Mr. Smith will be eligible to receive up to twelve monthly bonuses, each targeted at an amount equal to one-twelfth of his total annual on-target bonus of $300,000, based on attainment of the quarterly Adjusted Bookings goals, with no maximum cap on the amount of bonus that could be earned. Actual monthly awards are payable at amounts equal to the on-target bonus amount for the month multiplied by a percentage, which may be less than or more than 100%, that is obtained by dividing the actual amount of Adjusted Bookings for the month by the Adjusted Bookings goal for that month. Under the Commission Plan, Mr. Smith is also eligible to receive an additional award for any quarter in which the actual amount of Adjusted Bookings for the quarter exceeded the related goal for the quarter equal to the product of the on-target bonus amount for the quarter multiplied by three times the number of whole and fractional percentage points representing achievement in excess of the goal for that quarter. The Commission Plan does not contain a minimum achievement threshold requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOBLOX INC.

/s/ Robert E. Horton
By:	General Counsel

Date: September 10, 2012